UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: November 5, 2024
(Date of earliest event reported)
SUN COMMUNITIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 300,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Retirement of Gary A. Shiffman

On November 5, 2024, Gary A. Shiffman, Chairman of the Board and Chief Executive Officer of Sun Communities, Inc. (the “Company”), informed the Company’s Board of Directors of his intent to retire as Chief Executive Officer of the Company following the expected appointment of his successor by the end of the 2025 calendar year, in accordance with the Board’s approved succession process. As described in more detail in Item 8.01 below, the Board of Directors has established a CEO Succession Planning Committee to conduct a comprehensive search process to identify a new Chief Executive Officer. To ensure a smooth transition, Mr. Shiffman will continue to actively serve as Chief Executive Officer until the effective date of the Board’s appointment of his successor. Mr. Shiffman intends to stand for re-election as a director at the Company’s 2025 annual meeting of shareholders. Mr. Shiffman’s retirement is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of John B. McLaren as President

On November 6, 2024, the Company appointed John B. McLaren as its President. Mr. McLaren, age 54, has served as Strategic Advisor, Residential Communities of the Company since January 2023, with duties focusing on the Company’s UK operations and integrating new manufactured housing developments. Previously, he served as the Company’s President from 2014 to 2022 and its Chief Operating Officer from 2008 to 2022 and held other positions with the Company since 2002.

On November 6, 2024, the Company and Sun Communities Operating Limited Partnership entered into an employment agreement with Mr. McLaren under which he serves the Company as its President. The term of Mr. McLaren’s employment agreement expires on November 6, 2029, but is automatically renewable thereafter for successive one-year terms unless either party timely terminates the agreement. Mr. McLaren’s annual base salary is $600,000. In addition to his base salary, the Company may pay Mr. McLaren an annual bonus in an amount up to 200% of his base salary as determined by the Compensation Committee of the Board, based on individual goals and objectives for Mr. McLaren, the Company’s performance or other relevant criteria. Incentive compensation paid or payable to McLaren is subject to the Company’s Executive Compensation Recovery (Clawback) Policy.

The non-competition clause of Mr. McLaren’s employment agreement generally precludes him from engaging, directly or indirectly, in the same business as the Company, anywhere in the U.S. or any other country in which the Company operates for a period of up to 36 months following his employment; provided, however, that if he is terminated without cause, as defined in his employment agreement, the period of non-competition will be reduced to 12 months following his employment.

Mr. McLaren’s employment agreement provides that (a) if he is terminated by the Company without cause or resigns for good reason (each as defined in his employment agreement), he may continue to receive base salary payments for up to 18 months after termination of employment, and (b) if he dies or becomes disabled, he may continue to receive base salary payments for up to 24 months after termination of employment.

If there is a change in control (as defined in his employment agreement) of the Company and either: (i) the Company or its successor terminate Mr. McLaren’s employment agreement without cause within 24 months after the date of the change in control, (ii) Mr. McLaren terminates his employment for good reason within 24 months after the date of the change in control, or (iii) the form of the change in control transaction is a sale of all or substantially all of the Company’s assets and the Company or its successor does not expressly assume Mr. McLaren’s employment agreement, then the Company is obligated to pay Mr. McLaren an amount equal to 2.99 times his base salary (less amounts paid between the change in control event and the triggering event), and to continue to provide him health and insurance benefits for up to one year. In addition, in the case of any such triggering event, all stock options or other stock-based compensation awarded to Mr. McLaren will become fully vested and immediately exercisable and any stock options may be exercised by him at any time within one year after the triggering event.

Pursuant to a restricted stock award agreement, on November 6, 2024, the Company granted Mr. McLaren 50,000 shares of restricted common stock, 20,000 of which (the “Time Vesting Shares”) will vest in equal annual installments over five years, and 30,000 of which (the “Performance Vesting Shares”) are subject to performance vesting after three years based on certain market performance criteria. The Company will not grant Mr. McLaren regular annual restricted stock awards in 2025 or 2026 for his service as President. The vesting criteria for the Performance Vesting Shares will be the same as that applicable to performance-vesting restricted stock grants to the Company’s other executive officers in 2025. If at any time after November

6, 2026, Mr. McLaren terminates his employment because the individual to whom he directly reports has changed (other than because Mr. McLaren reports directly to the Board as the principal executive officer of the Company), all remaining unvested Time Vesting Shares will continue to vest over the remainder of the five-year vesting period, subject to Mr. McLaren’s continuing compliance with his non-competition clause. If Mr. McLaren’s employment is terminated at any time after November 6, 2026, but before the end of the three-year performance measurement period for any reason other than a termination by the Company for cause (as defined in his employment agreement), then, to the extent any of the performance vesting criteria are met at the end of the performance measurement period, a pro rata portion of the Performance Vesting Shares will vest, based on the portion of the period between the grant date and the end of the performance measurement period that Mr. McLaren is employed by the Company.

Mr. McLaren does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K. Further, no arrangement or understanding exists between Mr. McLaren or any other person pursuant to which Mr. McLaren was selected as President.

The foregoing description of Mr. McLaren’s employment and restricted stock award agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, and the terms of which are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.
On November 6, 2024, the Company issued a press release regarding the executive transitions described in Item 5.02 above and other matters, a copy of which is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report, including Exhibit 99.1 attached hereto, contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as "forecasts," "intend," "goal," "estimate," "expect," "project," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "scheduled," "guidance," "target" and similar expressions in this filing that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include risks related to natural disasters, such as hurricanes, earthquakes, floods, droughts and wildfires; existing or potential supply chain disruptions; outbreaks of disease and related restrictions on business operations; national, regional and local economic climates; wars and other international conflicts; difficulties in the Company’s ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully; the ability to maintain rental rates and occupancy levels; competitive market forces; the performance of recent acquisitions; changes in market rates of interest; changes in foreign currency exchange rates; the ability of purchasers of manufactured homes and boats to obtain financing; and the level of repossessions by manufactured home and boat lenders. Further details of potential risks that may affect the Company are described in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The forward-looking statements contained in this filing speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Item 8.01	Other Events.

On November 5, 2024, the Board established a CEO Succession Planning Committee (the “Committee”) to assist the Board in succession planning for the position of Chief Executive Officer of the Company and undertake those specific duties and responsibilities set forth in the CEO Succession Planning Committee Charter.

The Board appointed directors Jeff Blau and Tonya Allen as Co-Chairs of the Committee and Meghan G. Baivier, Jerry Ehlinger and Brian M. Hermelin as the other members of the Committee.

A copy of the CEO Succession Planning Committee Charter is filed as Exhibit 99.2 to this Current Report, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description

10.1*    Employment Agreement dated November 6, 2024 among Sun Communities, Inc., Sun Communities Operating Limited Partnership and John B. McLaren
10.2*#    Restricted Stock Award Agreement dated November 6, 2024 by and between Sun Communities, Inc. and John B. McLaren
99.1        Press Release issued by Sun Communities, Inc., dated November 6, 2024
99.2        CEO Succession Planning Committee Charter
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management contract or compensatory plan or arrangement
# Certain schedules and exhibits have been omitted pursuance to Item 601(a)(5) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: November 7, 2024	By:	/s/ Fernando Castro-Caratini
Fernando Castro-Caratini, Executive Vice President, Chief Financial Officer, Secretary and Treasurer